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                                                                    EXHIBIT 99.1

                      REPORT OF PRIOR INDEPENDENT AUDITORS


                              [CROWE CHIZEK LOGO]


         Shareholders and Board of Directors
         United Bancorp, Inc.
         Tecumseh, Michigan


         We have audited the accompanying consolidated statements of income, changes in shareholders' equity and cash flows of United Bancorp, Inc. and Subsidiaries for the year ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of the Company's operations and cash flows for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

                                              /s/ Crowe Chizek and Company LLC

                                                 Crowe Chizek and Company LLC



         Grand Rapids, Michigan
         January 16, 2002